EXHIBIT 24.2
               CERTIFICATE OF ASSISTANT SECRETARY


     I, JEROME A. VENNEMANN, an Assistant Corporate Secretary of Cinergy Corp., a Delaware corporation, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors duly called and held on April 26, 1996, and that such resolution has not been amended and is in full force and effect on the date hereof:

    NOW, THEREFORE, BE IT RESOLVED that each of J. Wayne Leonard (Group Vice President and Chief Financial Officer), William
    L. Sheafer (Treasurer), Cheryl M. Foley (Vice President, General Counsel and Secretary), and Jerome A. Vennemann (Assistant Secretary), with power to act without the others, is authorized to sign Registration Statements on Form S-8 or such appropriate form as may be required, including any and all amendments and supplements thereto, for the registration of Common Stock of this corporation to be offered pursuant to the term of the Plan, and of participations (interests) in the Plan, on behalf of and as attorney for any Director of this corporation.


IN WITNESS WHEREOF, I have hereunto subscribed my name this 6th day of December, 1996.


                                   /s/ JEROME A. VENNEMANN
                                   Assistant Corporate Secretary